Exhibit (d)(1)(i)(A)(xii)

AMENDMENT NO. 11

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 11 to the Investment Management Agreement (“Amendment No. 11”), effective as of July 16, 2014 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), as follows:

1.	Removed Portfolios: All references to EQ/AllianceBernstein Short-Term Bond Portfolio, EQ/Davis New York Venture Portfolio, EQ/Equity Growth PLUS Portfolio and EQ/Lord Abbett Large Cap Core Portfolio are hereby deleted in their entirety from the Agreement.

2.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

3.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 11 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 11 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA SmartBeta™ Equity Portfolio

AXA International Managed Volatility Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Short Duration Government Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Energy ETF Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/International ETF Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Wells Fargo Omega Growth Portfolio

AXA/Horizon Small Cap Value Portfolio

AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Pacific Global Small Cap Value Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 11 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/Calvert Socially Responsible	0.500%	0.490%	0.480%	0.470%
EQ/Common Stock Index	0.350%	0.340%	0.330%	0.320%
EQ/Core Bond Index	0.350%	0.340%	0.330%	0.320%
EQ/Equity 500 Index	0.250%	0.240%	0.230%	0.220%
EQ/Intermediate Government Bond	0.350%	0.340%	0.330%	0.320%
EQ/International Equity Index	0.400%	0.390%	0.380%	0.370%
EQ/Large Cap Growth Index	0.350%	0.340%	0.330%	0.320%
EQ/Large Cap Value Index	0.350%	0.340%	0.330%	0.320%
EQ/Mid Cap Index	0.350%	0.340%	0.330%	0.320%
EQ/Small Company Index	0.250%	0.240%	0.230%	0.220%

(as a percentage of average daily net assets)
ETF Portfolio	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter

EQ/International ETF	0.400%	0.390%	0.380%	0.370%
EQ/Energy ETF	0.500%	0.490%	0.480%	0.470%
EQ/Low Volatility Global ETF	0.500%	0.490%	0.480%	0.470%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter

EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

AXA SmartBeta™ Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AllianceBernstein Dynamic Wealth Strategies	0.750%	0.700%	0.675%	0.650%	0.625%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXAXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%

EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%

EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/AllianceBernstein Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Horizon Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Lord Abbett Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Pacific Global Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%

AXA Large Cap Growth Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%

EQ/Natural Resources PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Real Estate PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
PLUS Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%
Multimanager Core Bond	0.550%	0.530%	0.510%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $2 Billion	Thereafter
EQ/AllianceBernstein Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Convertible Securities	0.700%	0.680%	0.660%
EQ/High Yield Bond	0.600%	0.580%	0.560%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter

EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Tactical Portfolios	First $3 Billion	Next $4 Billion	Next $3 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Large Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Mid Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Small Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 2000 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 400 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 500 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA International Managed Volatility	0.450%	0.430%	0.410%	0.400%